    As filed with the Securities and Exchange Commission on January 29, 2001
                                                         Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ------------------


                       INKINE PHARMACEUTICAL COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                                ------------------


                 New York                                 13-3754005
    ---------------------------------                 ------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.

        1787 Sentry Parkway West
         Building 18, Suite 440
               Blue Bell, Pa                                19422
  -------------------------------------              ---------------------
(Address of Principal Executive Offices)                  (Zip Code)



                                ------------------
                          1999 EQUITY COMPENSATION PLAN
                            (Full title of the plan)
                                ------------------

                          Leonard S. Jacob, M.D., Ph.D.
                             Chief Executive Officer
                       InKine Pharmaceutical Company, Inc.
                            1787 Sentry Parkway West
                             Building 18, Suite 440
                               Blue Bell, PA 19422
                     (Name and address of agent for service)
                                ------------------


                                 (215) 283-6850
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Charles C. Zall, Esquire
                                 Saul Ewing LLP
                               Centre Square West
                         1500 Market Street, 38th Floor
                           Philadelphia, Pa 19102-2186
                                 (215) 972-7701
                                ------------------

               See next page for calculation of registration fee.

                         CALCULATION OF REGISTRATION FEE


=============================================================================================================
                                                           Proposed
                                      Proposed Maximum      Maximum
Title of Securities to  Amount to be   Offering Price      Aggregate        Amount of Registration Fee
    be Registered      Registered (1)     Per Share      Offering Price
-------------------------------------------------------------------------------------------------------------
Common Stock, Par         750,500          $ 7.75  (2)  $ 5,816,375.00             $  2,587.72
Value $0.0001 Per         749,500            6.05  (3)    4,534,475.00
Share


                        1,500,000                       $10,350,850.00
=============================================================================================================


         (1) The 1999 Equity Compensation Plan covers a total of 2,500,000 shares. The Registrant has previously registered an aggregate of 1,000,000 of such shares.

         (2) The registration fee with respect to these shares has been computed in accordance with paragraph (c) of Rule 457, based upon the average of the reported high and low sale prices of shares of Common Stock on January 23, 2001.

         (3) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457, based upon the stated exercise price of such options.

                      Registration of Additional Securities

         Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8, SEC File No. 333-47088, and all amendments thereto, are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.

                  The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by InKine pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

                  (a) InKine's annual report on Form 10-K for the fiscal year ended June 30, 2000;

                  (b) InKine quarterly report on Form 10-Q for the quarter ended September 30, 2000, filed on November 14, 2000, and InKine's Current Reports on Form 8-K, filed on August 11, 2000 and September 27, 2000; and

                  (c) The description of InKine's Common Stock which is contained in any Registration Statement or report of InKine filed under the Securities Exchange Act of 1934, including any amendments or reports filed for the purposes of updating such description.

Item 8.  Exhibits.

                  The following is a list of exhibits filed as part of the Registration Statement:

         5        Opinion of Saul Ewing LLP
         23.1     Consent of KPMG LLP, independent auditors
         23.2     Consent of Saul Ewing LLP (contained in Exhibit No. 5)
         24       Power of Attorney (included on signature page of the
                  Registration Statement)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, InKine certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania, on January 29, 2001.

                                 InKine Pharmaceutical Company, Inc.

                                 By: /s/ Leonard S. Jacob, M.D., Ph.D.
                                     ---------------------------------
                                     Leonard S. Jacob, M.D., Ph.D.
                                     Chairman of the Board and
                                     Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Leonard S. Jacob and Robert F. Apple, or either of them, his true and lawful attorneys-in-fact, with power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of InKine Pharmaceutical Company, Inc., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                              NOTICE TO SIGNATORIES

         The purpose of this Power of Attorney is to give Leonard S. Jacob, M.D., Ph.D. and Robert F. Apple (each an "Agent" and together, the "Agents") the power to execute certain documents related to this Registration Statement on your behalf.

         This Power of Attorney does not impose a duty on the Agents to exercise granted powers, but when powers are exercised, they must use due care to act for your benefit and in accordance with this Power of Attorney.

         Agents may exercise the powers given here for the period during which this registration statement is effective, even after you become incapacitated, unless you expressly limit the duration of these powers or you revoke these powers or a court acting on your behalf terminates the Agents' authority. A court can take away the powers of the Agents if it finds the Agents are not acting properly.

         The powers and duties of an agent under a Power of Attorney are explained more fully in 20 Pa. C.S. Ch. 56.

         If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

         By signing below you are attesting that you have read or had explained to you the above Notice and you understand its contents.


              Signature                            Title                              Date

/s/ Leonard S. Jacob, M.D., Ph.D.       Chairman of the Board,                      January 29, 2001
---------------------------------       Chief Executive Officer and Director
Leonard S. Jacob, M.D., Ph.D.           (Principal Executive Officer)


/s/ Robert F. Apple                     Senior Vice President, and Chief            January 29, 2001
-------------------                     Financial Officer
Robert F. Apple                         (Principal Financial and
                                        Accounting Officer)


/s/ J.R. LeShufy                        Director                                    January 29, 2001
----------------
J.R. LeShufy

/s/ Steven B. Ratoff                    Director                                    January 29, 2001
--------------------
Steven B. Ratoff

/s/ Thomas P. Stagnaro                  Director                                    January 29, 2001
----------------------
Thomas P. Stagnaro

/s/ Robert A. Vukovich, Ph.D.           Director                                    January 29, 2001
-----------------------------
Robert A. Vukovich, Ph.D.

/s/ Jerry A. Weisbach, Ph.D.            Director                                    January 29, 2001
----------------------------
Jerry A. Weisbach, Ph.D.

                            ACKNOWLEDGEMENT OF AGENT

         The undersigned have read the above Power of Attorney and acknowledge that each of them, respectively, is the person identified as the agent for the principals listed above. The undersigned hereby acknowledge that in the absence of a specific provision to the contrary in the Power of Attorney or in 20 Pa. C.S. when they, respectively, act as agent, each of them:

         (i)   shall exercise the powers for the benefit of the principal;
         (ii)  shall exercise reasonable caution and prudence; and
         (iii) shall keep a full and accurate record of all actions on behalf of the principal.


              Signature                            Title                             Date

/s/ Leonard S. Jacob, M.D., Ph.D.       Chairman of the Board,                  January 29, 2001
---------------------------------       Chief Executive Officer and Director
Leonard S. Jacob, M.D., Ph.D.           (Principal Executive Officer)


/s/  Robert F. Apple                    Senior Vice President, and Chief        January 29, 2001
--------------------                    Financial Officer
Robert F. Apple                         (Principal Financial and
                                        Accounting Officer)



                                  EXHIBIT INDEX
 Exhibit
 Number                         Name of Document
--------------------------------------------------------------------------------

  5      Opinion of Saul Ewing LLP

  23.1   Consent of KPMG LLP, independent auditors

  23.2   Consent of Saul Ewing LLP (contained in Exhibit No. 5)

  24     Power of Attorney (included on signature page of the Registration
         Statement)














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